Exhibit 99.5(a)

BLACKROCK FUNDS II

DISTRIBUTION AGREEMENT

Agreement dated as of October 1, 2008 between BLACKROCK FUNDS II, a Massachusetts business trust (the “Company”), and BLACKROCK INVESTMENTS, INC., a Delaware corporation (the “Distributor”).

WHEREAS, the Company is an open-end, diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Company desires to retain the Distributor as its distributor to provide for the sale and distribution of each class and series of shares (“shares”) in each of the Company’s investment portfolios (individually, a “Fund,” collectively, the “Funds”) as listed on Appendix A (as such Appendix A may, from time to time, be supplemented or amended), and the Distributor is willing to render such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:

1.             Appointment of Distributor.  The Company hereby appoints the Distributor as distributor of each class and series of shares in each of the Company’s Funds on the terms and for the period set forth in this Agreement.  The Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 3 below.  In the event that the Company establishes additional classes or investment portfolios other than the Funds listed on Appendix A with respect to which it desires to retain the Distributor to act as distributor hereunder, the Company shall notify the Distributor, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds (except to the extent that said provisions may be modified in writing by the Company and Distributor at the time).

2.             Certain Definitions.

a.  “1933 Act” means the Securities Act of 1933, as amended.

b. “Charter” means the Company’s Declaration of Trust, filed with the Secretary of State of the Commonwealth of Massachusetts on April 26, 2007, as amended.

c.  “Code” means the Company’s Amended and Restated Code of Regulations, as amended and supplemented.

d.   “Commission” means the U.S. Securities and Exchange Commission.

e.   “Prospectuses” means, as of a particular date of reference, the Company’s most recent Prospectuses and Statements of Additional Information, and all amendments and supplements thereto.

f.  “Registration Statement” means, as of a particular date of reference, the Company’s most recent Registration Statement relating to the Funds as filed with the Commission under the 1933 Act and the 1940 Act on Form N-1A, and all amendments and supplements thereto.

3.             Services and Duties.  The Distributor enters into the following covenants with respect to its services and duties:

a.  The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectuses.  The Distributor will act only in its own behalf as principal in making agreements with selected dealers.  No broker-dealer or other person which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Company or its Funds in connection with the offering or sale of shares to the public or otherwise.  The Distributor shall use its best efforts to sell shares of each class or series of each of the Funds but shall not be obligated to sell any certain number of shares.

b.  The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof.

c.  In performing all of its services and duties as Distributor, the Distributor will act in conformity with the Charter, Code, Prospectuses and resolutions and other instructions of the Company’s Board of Trustees and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act and all other applicable federal or state law.

d.  The Distributor will bear the cost of printing and distributing any Prospectus (including any supplement thereto) to persons who are not shareholders; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Company in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the shares under the 1933 Act and state securities laws and the distribution of any such document to existing shareholders of the Company’s Funds.

e.  The Company shall have the right to suspend the sale of shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of shares of any Fund at any time permitted by the 1940 Act or the rules and regulations of the Commission (“Rules”).

f.  The Company reserves the right to reject any order for shares but will not do so without reasonable cause.

g.  If the Prospectus or Plan (as defined in Section 4) of any Fund contemplates the payment of advance concessions to broker-dealers, retirement plan administrators or others by the Distributor with respect to Series B Investor Class Shares and Series C Investor Class Shares, unless expressly agreed otherwise in writing between the parties, all such payments shall be made by the Distributor; provided, however, that Distributor’s obligation to pay the advance concessions at any particular point in time is contingent upon there existing at such time, with respect to such advances, a financing arrangement between Distributor and BlackRock Financing, LLC, or other alternative financier, which is reasonably satisfactory to the Distributor and does not require the Distributor to incur debt.

4.             Payments Relating to Distribution Plans.  Payments by the Company relating to any distribution plan within the meaning of Rule 12b-1 under the 1940 Act (a “Plan”) adopted by the Company’s Board of Trustees may be payable to the Distributor or its assignees, all in accordance with the terms and conditions of such Plan.

5.             Payments of Sales Charges.  Any front-end sales charges or deferred sales charges payable in connection with purchases of Series A Investor Class Shares, Series B Investor Class Shares and Series C Investor Class Shares, respectively, shall be payable to the Distributor or its assignees, all in accordance with the Company’s Prospectus.

6.             Forfeiture of Sales Charges.   If any shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said shares, the Distributor shall forfeit the amount above the net asset value received by it in respect of such shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Company only to the extent recovered by the Distributor from the broker-dealer or other person concerned.  The Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to shares sold by them or their principals and redeemed or repurchased by the Company or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

7.             Limitations of Liability.  The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Distributor’s cumulative liability to the Company and any person or entity claiming through the Company for all losses, claims, suits, controversies, breaches and damages of any nature whatsoever arising out of or relating to this Agreement, and regardless of the form of action or legal theory, shall not exceed an amount equal to the greatest amount of fees received by the Distributor for services provided under this Agreement during a particular six (6) consecutive month period.  The Distributor shall not be liable for any damages arising out of any action or omission to act by any prior service provider of any Fund or for any failure to discover any such error or omission (provided that this sentence shall not apply where the Distributor was the prior service provider). Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Distributor.  Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for damages occurring directly or indirectly by reason of circumstances beyond its reasonable control.

8.             Proprietary and Confidential Information.

a.  The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its Funds and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and shall not be required where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

b.  Notwithstanding anything in this Agreement to the contrary, each party hereto agrees that: (i) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement, and (ii) with respect to such information, each party will comply with Regulation S-P and the Act and will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

9.             Compensation.

a.  The Company acknowledges that the Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

b.             The Company hereby represents and warrants to the Distributor that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Distributor or to the adviser or sponsor or another affiliate of the Company in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments relating to this Agreement have been fully disclosed to the Board of Trustees of the Company and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

10.           Indemnification.

a.  The Company represents and warrants to the Distributor that the Registration Statement contains, and that the Prospectuses at all times will contain, all statements required by the 1933 Act and the Rules of the Commission, will in all material respects conform to the applicable requirements of the 1933 Act and the Rules of the Commission and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 9 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Distributor or PNC Global Investment Servicing (U.S.) Inc. expressly for use in the Registration Statement or Prospectuses.

b.  The Company on behalf of each Fund agrees that each Fund will indemnify, defend and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Company with respect to such Fund or are based upon information furnished by or on behalf of the Company with respect to such Fund filed in any state in order to qualify the shares under the securities or blue sky laws thereof (“Blue Sky application”) or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue Sky application with respect to such Fund in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Distributor or PNC Global Investment Servicing (U.S.) Inc. specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

c.  The Company on behalf of each Fund shall not indemnify any person pursuant to this Section 9 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the trustees of the Company who are neither “interested parties” (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

d.  The Distributor will indemnify and hold harmless the Company and each of its Funds and its several officers and trustees, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky

application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and trustees by or on behalf of the Distributor or PNC Global Investment Servicing (U.S.) Inc. specifically for inclusion therein, and will reimburse the Company and its several officers, trustees and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

e.  The obligations of each Fund under this Section 9 shall be the several (and not the joint or joint and several) obligation of each Fund.

f.   This Section 10 shall survive any termination of this Agreement.

11.           Duration and Termination.  This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term.  Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company’s Board of Trustees who are not parties to this Agreement or “interested persons” of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company’s Board of Trustees or by vote of a “majority of the outstanding voting securities” of the Company; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or by a vote of a “majority of the outstanding voting securities” of the Company on 60-days’ written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90-days’ written notice to the Company.  This Agreement will automatically and immediately terminate in the event of its “assignment.” (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms have in the 1940 Act.)

12.           Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the patty against which an enforcement of the change, waiver, discharge or termination is sought.

13.           Notices.  Notices of any kind to be given to the Company hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Company at 40 East 52nd Street, New York, NY 10022, Attention: Robert Connolly, Esq., or at such other address or to such individual as shall be so specified by the Company to the Distributor.  Notices of any kind to be given to the Distributor hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to BlackRock Investments, Inc, 301 Bellevue Parkway, Wilmington, DE 19809, Attention: President, or at such other address or to such other individual as shall be so specified by the Distributor to the Company.

14.           Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, the Distributor will request (or already has requested) the Company’s name, address and taxpayer identification number or other government-issued identification number. The Distributor may also ask (and may have already asked) for additional identifying information, and the Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

15.           Miscellaneous.

a.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

b.  The names “BlackRock Funds II” and “Trustees of BlackRock Funds II” refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Charter which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Company.  The obligations of “BlackRock Funds II” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of the Company personally, but bind only the Trust property (as defined in the Charter), and all persons dealing with any Fund or class of shares of the Company must look solely to the Trust property belonging to such Fund or class for the enforcement of any claims against the Company.

c.  The Company will provide such information and documentation as the Distributor may reasonably request in connection with services provided by the Distributor to the Company.

d.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law

16.          Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

BLACKROCK FUNDS II

By:

Name:

Title:

BLACKROCK INVESTMENTS, INC.

By:

Name:

Title:

EXHIBIT A

This EXHIBIT A, dated as of October 1, 2008, is Exhibit A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock Funds II and BlackRock Investments, Inc.

BlackRock Funds II

Delaware Municipal Bond Portfolio

Enhanced Income Portfolio

AMT-Free Municipal Bond Portfolio

GNMA Portfolio

Government Income Portfolio

High Yield Bond Portfolio

Intermediate Bond Portfolio II

Intermediate Government Bond Portfolio

International Bond Portfolio

Inflation Protected Bond Portfolio

Kentucky Municipal Bond Portfolio

Low Duration Bond Portfolio

Managed Income Portfolio

Ohio Municipal Bond Portfolio

BlackRock Strategic Portfolio I

Total Return Portfolio II

Long Duration Bond Portfolio

Conservative Prepared Portfolio

Moderate Prepared Portfolio

Growth Prepared Portfolio

Aggressive Growth Prepared Portfolio

Prepared Portfolio 2010

Prepared Portfolio 2015

Prepared Portfolio 2020

Prepared Portfolio 2025

Prepared Portfolio 2030

Prepared Portfolio 2035

Prepared Portfolio 2040

Prepared Portfolio 2045

Prepared Portfolio 2050

Emerging Market Debt Portfolio

Strategic Income Portfolio

Income Portfolio

Income Builder Portfolio